NO. ___ OF ___

THE SHARES TO BE ISSUED UPON THE EXERCISE OF THESE WARRANTS ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AUGUST 29, 1999 EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS UNDER THE ACT.


______ WARRANTS                                       VOID AFTER AUGUST 29, 1999


                        SERIES "H" SHARE PURCHASE WARRANT

                            EMPYREAN DIAGNOSTICS LTD.


THIS IS TO CERTIFY THAT for value received, ______________________ (the "Warrant Holder"), of ___________________________________________________________________
shall have the right to purchase from EMPYREAN DIAGNOSTICS LTD. (the "Company"), upon and subject to the terms and conditions hereinafter referred to, at any time up to 4:00 p.m. (Vancouver time) on August 29, 1999 (the "Expiry Time") one fully paid and non-assessable common share of the Company for each Series "H" share purchase warrant represented hereby at the price of $0.80 per share until August 29, 1998 and at the price of $1.25 per share until August 29, 1999. After the Expiry time this warrant certificate and all rights conferred hereby shall be void and of no value.

The right to purchase common shares of the Company may only be exercised by the Warrant Holder within the time hereinbefore set out by:

     (a) duly completing and executing the subscription form attached hereto, in the manner therein indicated;

     (b) surrendering this warrant certificate to the Company's Registrar and Transfer Agent, THE MONTREAL TRUST COMPANY OF CANADA, at 510 Burrard Street, Vancouver, British Columbia, V6C 3B8; and

     (c) paying the appropriate purchase price for the common shares of the Company subscribed for together, either in cash or by certified cheque.

Upon said surrender and payment, the Company will issue to the Warrant Holder the number of common shares subscribed for. Within three business days of said surrender and payment, the Company will mail to the Warrant Holder a certificate evidencing the common shares subscribed for. If the Warrant Holder subscribes for a lesser number of common shares than the number of shares permitted by this warrant certificate, the Company shall forthwith cause to be delivered to the Warrant Holder a further warrant certificate in respect of common shares referred to in this warrant certificate but not subscribed for.

THE WARRANTS REPRESENTED HEREBY AND ALL RIGHTS HEREUNDER ARE NON-TRANSFERABLE.

In the event of any subdivision of the common shares of the Company as such shares are constituted on the date hereof, at any time while this warrant certificate is outstanding, into a greater number of common shares, the Company will thereafter deliver at the time or times of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision or subdivisions without any additional payment or other consideration therefor.

In the event of any consolidation or consolidations of the common shares of the Company, as said common shares are constituted on the date hereof, at any time while this warrant certificate is outstanding, into a lesser number of common shares, the number of shares represented by this warrant certificate shall thereafter be deemed to be consolidated in like manner and any subscription by the Warrant Holder for shares hereunder shall be deemed to be a subscription for shares of the Company as consolidated.

In the event of reclassification of the common shares of the Company at any time while this warrant certificate is outstanding, the Company shall thereafter deliver at the time of purchase of shares hereunder the number of shares of the appropriate class resulting from the reclassification as the Warrant Holder would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such reclassification.

IF the Company at any time while this warrant certificate is outstanding shall pay any stock dividend upon the common shares of the Company in respect of which the right to purchase is herein given, the Company shall thereafter deliver, at the time of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, the additional number of shares as would have been issued on the record date for the payment of the stock dividend had the right to purchase shares hereunder been exercised by the Warrant Holder before payment of stock dividend.

The holding of this warrant certificate or the warrants represented hereby shall not constitute the Warrant Holder a member of the Company.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the Company has caused this Warrant to be issued by its duly authorized signatory.


EMPYREAN DIAGNOSTICS LTD.               MONTREAL TRUST COMPANY OF CANADA


by:                                     by:
    ------------------------------          ------------------------------
    Authorized Signatory                    Authorized Signatory

                              FORM OF SUBSCRIPTION


TO:         EMPYREAN DIAGNOSTICS LTD.

AND TO;:    Montreal Trust Company of Canada


Dear Sirs:

The undersigned hereby exercises the right to purchase and hereby subscribes for __________________ common shares in the capital stock of EMPYREAN DIAGNOSTICS LTD. referred to in the warrant certificate surrendered herewith according to the terms thereof and herewith makes payment by cash or certified cheque of the purchase price in full for the said shares.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned.

         NAME:
                  --------------------------------------------------------------
                  [please print]

         ADDRESS:
                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the undersigned.


DATED this ________ day of ___________________________, 199_____.


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